Business Wire

July 26, 2005 09:01 AM US Eastern


Total Loans Exceed $1 Billion as Interchange Financial Service
Corporation Reports 2nd Quarter Earnings

SADDLE BROOK, N.J.--(BUSINESS WIRE)--July 26, 2005--Interchange Financial Services Corporation (Nasdaq:IFCJ)

2nd Quarter Highlights:

-- Commercial loans grew $83 million for the six months at an annualized rate of 27%

-- Diluted earnings per share for the quarter and six months increased 4.5% and 7.0%, respectively

-- Board of Directors approve share repurchase program of up to 950,000 shares

-- $20 million of trust preferred securities issued during the quarter

Interchange Financial Services Corporation (the "Company") (Nasdaq:IFCJ), holding company of Northern New Jersey's Interchange Bank (the "Bank"), today reported second quarter diluted earnings per share ("EPS") of $0.23, an increase of 4.5% on net income of $4.5 million. For the six months net income was approximately $9.0 million, up 7.1% from the same period in 2004. Diluted EPS for the six months was $0.46 versus $0.43, an increase of 7.0%, as compared to the same period in 2004.

"Our commercial lending area is continuing to generate exceptional growth as we exceeded $1 billion of outstanding loans at the end of the quarter," Anthony Abbate, president and chief executive officer, stated. "Over the years, we have streamlined processes and created strategic initiatives that, coupled with our strong credit culture, has enabled us to achieve significant loan growth."

Commenting further on the Company's quarterly activities, Mr. Abbate stated, "During the quarter we also:

-- announced our acquisition of Franklin Bank, which will give us entree into Essex county;

-- issued $20 million of trust preferred securities; and

-- instituted a board-approved repurchase program allowing management from time to time to repurchase up to 950,000 shares or approximately 5% of Interchange common stock through July 31, 2006."

"Our diluted earnings per share for the six months advanced 7.0% . In this current environment, with a significantly flattening yield curve, we are pleased that the strategies put in place and good execution by management have enabled us to deliver continued growth in earnings per share," continued Mr. Abbate.

The Company declared a quarterly cash dividend of $0.09 per common share for the third quarter payable August 19, 2005. This dividend represents $0.36 per share on an annualized basis; an increase of 8.0% over the prior year.

Return on Average Assets and Equity

For the second quarter 2005 return on average stockholders' equity and return on average assets was 11.83% and 1.20% versus 12.08% and 1.25% respectively, for the second quarter in 2004. The change in return on equity and assets for the quarter was primarily a result of a decline in the net interest margin. The Company's return on average stockholders' equity increased to 11.77% as compared to 11.61% for the six months ended June 30, 2005 and 2004, respectively. Return on average assets for each of the six month periods ended June 30, 2005 and 2004 was 1.20%.

Net Interest Income

For the second quarter of 2005 net interest income, on a taxable equivalent basis, increased $644 thousand, or 4.9%, from the same period in 2004. The net interest margin of 4.05% decreased 15 basis points as the average rate on deposits increased 67 basis points and as both the rate paid on and volume of borrowings increased. During the quarter the Company's subsidiaries issued $20 million of trust preferred securities at an average rate of 6.10%, however, the effect of the issuance on net interest income was minimal as the issuance occurred in the latter part of the quarter. The trust preferred securities were issued as part of our overall liquidity and capital management plans and in support of our continued loan growth.

For the six months ended June 30, 2005 net interest income, on a taxable equivalent basis, increased $1.7 million, or 6.5%, from the same period in 2004. The growth for six months in 2005 as compared to 2004 was primarily attributed to an increase in the average balances of outstanding commercial loans and leases of $120.0 million, or 21.8%. The benefit in net interest income obtained from the increase in average loans outstanding was partially offset by a 6 basis point decline in the net interest margin to 4.09% for the six months ended June 30, 2005. The margin was primarily affected by a 52 basis point increase in the cost of interest bearing deposits and as both the rate paid on and volume of borrowings increased.

Non-Interest Income

For the three and six month periods ended June 30, 2005, non-interest income was $2.5 million and $4.7 million, as compared to $2.7 million and $5.2 million for the same periods in 2004, respectively Service charges on deposits were $889 thousand and $1.8 million for the three and six months ended June 30, 2005. Service charges on deposits declined for the second quarter, as compared to the same period in the prior year, primarily as result of less service charge opportunities as well as a movement of customers to free checking products due to increased competition within the market area. Also affecting the three and six month periods ended June 30, 2005, as compared to the same periods in the prior year, were a decrease in gains on sales of securities of $55 thousand and $502 thousand, respectively.

Non-Interest Expense

Non-interest expense for the quarter amounted to $9.2 million, an increase of $382 thousand, or 4.3%, as compared to same quarter in 2004. For the six-month period ended June 30, 2005, non-interest expense amounted to $18.3 million, an increase of $619 thousand, or 3.5%, as compared to the same period last year. The increase for each reporting periods was due largely to normal increases related to salaries, benefits and occupancy expenses.

Total Loans

At June 30, 2005, total loans were approximately $1.0 billion, an increase of $85.8 million, or 18.4% annualized, as compared to December 31, 2004. The increase in loans was principally a result of growth in commercial loans. Growth occurred in each segment of our commercial loan portfolio as commercial mortgages, construction and commercial and financial loans expanded $42.4 million, $22.4 million and $18.0 million, respectively. Non-performing assets decreased 31.2% to $6.4 million at June 30, 2005 as compared to $9.3 million at December 31, 2004. Non-performing assets represented 0.63% versus 0.99%, of the total loans and foreclosed and repossessed assets outstanding at the end of the respective periods. Net charge-offs to average loans and leases for the three and six months ended June 30, 2005 on an annualized basis declined to 0.06% and 0.05% versus 0.07% and 0.13% for the same periods in the prior year, respectively. The Allowance for Loan and Lease Losses totaled $9.9 million at June 30, 2005, and represented 158.5% of non-performing loans and leases and 0.98% of total loans and leases.

Post-Earnings Conference Call

The Bank will hold a conference call on Wednesday, July 27, 2005, at 10 a.m. (Eastern Time) to discuss the financial results for its second fiscal quarter ending June 30, 2005. This Web-cast can be accessed through the Bank's Web site, www.interchangebank.com or on the investor relations page, as well as the Web address www.companyboardroom.com. The replay will begin shortly after the completion of the live call and will be available for approximately two weeks.

About Interchange Financial Services Corporation

Headquartered in Saddle Brook, NJ, Interchange Financial Services Corporation (NASDAQ: IFCJ) wholly-owns Interchange Bank, one of Bergen County's largest independent commercial banks. A thought leader in the industry, the Bank was among the first to implement a broad range of innovative services, including 24-hour, 7-day-a-week online banking and bill paying services, online stock trading, and the ability to apply for a loan online with an instant credit decision. Mutual funds and annuities are offered through the Bank's investment services. With $1.5 billion in assets and 29 branches, the Bank focuses its efforts on the local communities from which it derives deposits and generates loans. Through Interchange Bank's subsidiary, Interchange Capital Company, L.L.C., cost effective equipment leasing solutions are available to small- and middle-market companies. For additional information, please visit the company's Web site at www.interchangebank.com.

In addition to discussing historical information, certain statements included in or incorporated into this report relate to the financial condition, results of operations and business of the Company which are not historical facts, but which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, the words "anticipate," "believe," "estimate," "expect," "will" and other similar expressions are generally intended to identify such forward-looking statements. Such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act, and we are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements include, but are not limited to, statements about the operations of the Company, the adequacy of the Company's allowance for losses associated with the loan portfolio, the prospects of continued loan and deposit growth, and improved credit quality and other risks as discussed in reports we have filed with the SEC. The forward-looking statements in this report involve certain estimates or assumptions, known and unknown risks and uncertainties, many of which are beyond the control of the Company, and reflect what we currently anticipate will happen in each case. What actually happens could differ materially. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake - and specifically disclaims any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

              INTERCHANGE FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
                                      June 30,   December 31,
                                        2005        2004       Change
                                     ----------- -----------  --------
                                     (unaudited) (unaudited)
               Assets
Cash and due from banks                 $35,951     $33,108      8.6 %
Interest earning deposits                     2           2        -

Securities                              361,217     388,729     (7.1)
Loans and leases
 Commercial                             696,425     613,533     13.5
 Commercial Lease Financing              22,877      23,535     (2.8)
 Consumer                               300,685     297,113      1.2
                                     ----------- -----------  --------
                                      1,019,987     934,181      9.2
Allowance for loan and lease losses      (9,945)     (9,797)     1.5
                                     ----------- -----------  --------
Net loans                             1,010,042     924,384      9.3

Premises and equipment, net              17,343      17,713     (2.1)
Foreclosed real estate and other
 repossesed assets                          154         156     (1.3)
Bank Owned Life Insurance                26,395      25,847      2.1
Goodwill and other intangible assets     59,361      59,612     (0.4)
Accrued interest receivable and other
 assets                                  17,307      14,590     18.6
                                     ----------- -----------  --------
 Total assets                        $1,527,772  $1,464,141      4.3
                                     =========== ===========  ========

             Liabilities
Deposits                             $1,258,154  $1,246,138      1.0
Borrowings                               83,133      59,001     40.9
Subordinated debentures                  20,620           -        -
Accrued interest payable and other
 liabilities                             10,675       8,847     20.7
                                     ----------- -----------  --------
 Total liabilities                    1,372,582   1,313,986      4.5
                                     ----------- -----------  --------

Total stockholders' equity              155,190     150,155      3.4
                                     ----------- -----------  --------
 Total liabilities and stockholders'
  equity                             $1,527,772  $1,464,141      4.3
                                     =========== ===========  ========




CONSOLIDATED INCOME STATEMENTS
(dollars in thousands)

                                            Three Months Ended
                                                  June 30,
                                     --------------------------------
                                        2005        2004      Change
                                     ----------- ----------- --------

                                     (unaudited) (unaudited)
Interest income:
Interest and fees on loans              $15,853     $13,125     20.8 %
Interest on federal funds sold                1          31    (96.8)

Interest and dividends on
 securities:
 Taxable interest income                  2,457       2,561     (4.1)
 Interest income exempt from federal
  income taxes                              464         279     66.3
 Dividends                                   77           2  3,750.0
                                     ----------- ----------- --------
 Total interest income                   18,852      15,998     17.8
                                     ----------- ----------- --------

Interest expense:
Interest on deposits                      4,595       2,760     66.5
Interest on borrowings                      772         302    155.6
                                     ----------- ----------- --------
 Total interest expense                   5,367       3,062     75.3
                                     ----------- ----------- --------

Net interest income                      13,485      12,936      4.2
Provision for loan and lease losses         225         300    (25.0)
                                     ----------- ----------- --------
Net interest income after provision
 for loan & lease losses                 13,260      12,636      4.9
                                     ----------- ----------- --------

Non-interest income:
Service fees on deposit accounts            889         935     (4.9)
Net gain on sale of securities              250         305    (18.0)
Other                                     1,337       1,452     (7.9)
                                     ----------- ----------- --------
 Total non-interest income                2,476       2,692     (8.0)
                                     ----------- ----------- --------

Non-interest expense:
Salaries and benefits                     4,954       4,664      6.2
Net occupancy                             1,343       1,287      4.4
Furniture and equipment                     316         326     (3.1)
Advertising and promotion                   423         470    (10.0)
Other                                     2,144       2,051      4.5
                                     ----------- ----------- --------
 Total non-interest expense               9,180       8,798      4.3
                                     ----------- ----------- --------

Income before  income taxes               6,556       6,530      0.4
Income taxes                              2,041       2,175     (6.2)
                                     ----------- ----------- --------
 Net income                              $4,515      $4,355      3.7
                                     =========== =========== ========

Basic earnings per common share           $0.24       $0.23      4.3
Diluted earnings per common share         $0.23       $0.22      4.5


                                             Six Months Ended
                                                  June 30,
                                       ------------------------------
                                          2005        2004     Change
                                       ----------- ----------- ------
                                       (unaudited) (unaudited)

Interest income:
Interest and fees on loans                $30,810     $25,832   19.3 %
Interest on federal funds sold                  1          37  (97.3)

Interest and dividends on securities:
 Taxable interest income                    5,122       5,211   (1.7)
 Interest income exempt from federal
  income taxes                                787         548   43.6
 Dividends                                    137          41  234.1
                                       ----------- ----------- ------
 Total interest income                     36,857      31,669   16.4
                                       ----------- ----------- ------

Interest expense:
Interest on deposits                        8,517       5,587   52.4
Interest on borrowings                      1,291         612  110.9
                                       ----------- ----------- ------
 Total interest expense                     9,808       6,199   58.2
                                       ----------- ----------- ------

Net interest income                        27,049      25,470    6.2
Provision for loan and lease losses           400         675  (40.7)
                                       ----------- ----------- ------
Net interest income after provision
 for loan & lease losses                   26,649      24,795    7.5
                                       ----------- ----------- ------

Non-interest income:
Service fees on deposit accounts            1,772       1,777   (0.3)
Net gain on sale of securities                317         819  (61.3)
Other                                       2,581       2,611   (1.1)
                                       ----------- ----------- ------
 Total non-interest income                  4,670       5,207  (10.3)
                                       ----------- ----------- ------

Non-interest expense:
Salaries and benefits                       9,909       9,512    4.2
Net occupancy                               2,806       2,652    5.8
Furniture and equipment                       631         660   (4.4)
Advertising and promotion                     818         863   (5.2)
Other                                       4,170       4,028    3.5
                                       ----------- ----------- ------
 Total non-interest expense                18,334      17,715    3.5
                                       ----------- ----------- ------

Income before  income taxes                12,985      12,287    5.7
Income taxes                                4,050       3,946    2.6
                                       ----------- ----------- ------
 Net income                                $8,935      $8,341    7.1
                                       =========== =========== ======

Basic earnings per common share             $0.47       $0.44    6.8
Diluted earnings per common share           $0.46       $0.43    7.0





Analysis of Net Interest Income
for the quarter ended June 30,
(dollars in thousands)
(unaudited)

                                                      2005
                                          ---------------------------
                                            Average            Average
                                            Balance   Interest  Rate
                                          ----------- -------- ------
                  Assets
Interest earning assets:
Loans (1)                                   $991,543  $15,877   6.40 %
Taxable securities (4)                       314,142    2,534   3.23
Tax-exempt securities (2) (4)                 52,069      697   5.35
Interest earning deposits                          2        -      -
Federal funds sold                                96        1   4.17
                                          ----------- -------- ------
 Total interest-earning assets             1,357,852   19,109   5.63
                                                      --------

Non-interest earning assets:
Cash and due from banks                       37,098
Allowance for loan and lease losses           (9,993)
Other assets                                 115,239
                                          -----------
 Total assets                             $1,500,196
                                          ===========

   Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                   $996,455    4,595   1.84
Borrowings and subordinated debentures        95,446      772   3.24
                                          ----------- -------- ------
 Total interest-bearing liabilities        1,091,901    5,367   1.97
                                                      --------

Non-interest bearing liabilities
Demand deposits                              245,157
Other liabilities                             10,447
                                          -----------
 Total liabilities (3)                     1,347,505
Stockholders' equity                         152,691
                                          -----------
 Total liabilities and stockholders'
  equity                                  $1,500,196
                                          ===========

Net interest income (tax-equivalent basis)             13,742   3.66
Tax-equivalent basis adjustment                          (257)
                                                      --------
 Net interest income                                  $13,485
                                                      ========

Net interest income as a percent of
 interest-earning assets (tax-equivalent
 basis)                                                         4.05 %


                                                      2004
                                          ---------------------------
                                            Average            Average
                                            Balance   Interest  Rate
                                          ----------- -------- ------
                  Assets
Interest earning assets:
Loans (1)                                   $845,747  $13,160   6.22 %
Taxable securities (4)                       363,281    2,563   2.82

Tax-exempt securities (2) (4)                 26,930      406   6.03
Interest earning deposits                          6        -      -
Federal funds sold                            12,848       31   0.97
                                          ----------- -------- ------
 Total interest-earning assets             1,248,812   16,160   5.18
                                                      --------

Non-interest earning assets:
Cash and due from banks                       36,326
Allowance for loan and lease losses           (9,818)
Other assets                                 118,411
                                          -----------
 Total assets                             $1,393,731
                                          ===========

   Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                   $946,834    2,760   1.17
Borrowings and subordinated debentures        54,862      302   2.20
                                          ----------- -------- ------
 Total interest-bearing liabilities        1,001,696    3,062   1.22
                                                      --------

Non-interest bearing liabilities
Demand deposits                              232,734
Other liabilities                             15,129
                                          -----------
     Total liabilities (3)                 1,249,559
Stockholders' equity                         144,172
                                          -----------
 Total liabilities and stockholders'
  equity                                  $1,393,731
                                          ===========

Net interest income (tax-equivalent basis)             13,098   3.96
Tax-equivalent basis adjustment                          (162)
                                                      --------
 Net interest income                                  $12,936
                                                      ========

Net interest income as a percent of
 interest-earning assets (tax-equivalent
 basis)                                                         4.20 %


(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.



Analysis of Net Interest Income
for the six months ended June 30,
(dollars in thousands)
(unaudited)
                                                     2005

                                       -------------------------------
                                         Average               Average
                                         Balance    Interest    Rate
                                       ----------- ----------- -------
                Assets
Interest earning assets
Loans (1)                                $969,104     $30,862   6.37 %
Taxable securities (4)                    330,151       5,259   3.19
Tax-exempt securities (2) (4)              43,563       1,154   5.30
Interest earning deposits                       2           -      -
Federal funds sold                             79           1   2.53
                                       ----------- ----------- ------
 Total interest-earning assets          1,342,899      37,276   5.55
                                                   -----------

Non-interest earning assets
Cash and due from banks                    35,992
Allowance for loan and lease losses        (9,934)
Other assets                              115,337
                                       -----------
 Total assets                          $1,484,294
                                       ===========

Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                $996,796       8,517   1.71
Borrowings and subordinated debentures     83,808       1,291   3.08
                                       ----------- ----------- ------
 Total interest-bearing liabilities     1,080,604       9,808   1.82
                                                   -----------

Non-interest bearing liabilities
Demand deposits                           241,871
Other liabilities                           9,943
                                       -----------
 Total liabilities (3)                  1,332,418
Stockholders' equity                      151,876
                                       -----------
 Total liabilities and stockholders'
  equity                               $1,484,294
                                       ===========

Net interest income (tax-equivalent
 basis)                                                27,468   3.73
Tax-equivalent basis adjustment                          (419)
                                                   -----------
 Net interest income                                  $27,049
                                                   ===========

Net interest income as a percent of
 interest-earning assets (tax-
 equivalent basis)                                              4.09 %



                                                     2004
                                       -------------------------------
                                         Average               Average
                                         Balance    Interest    Rate
                                       ----------- ----------- -------
                Assets
Interest earning assets
Loans (1)                                $826,067     $25,908   6.27 %

Taxable securities (4)                    383,388       5,252   2.74
Tax-exempt securities (2) (4)              24,964         794   6.36
Interest earning deposits                       9           -      -
Federal funds sold                          7,677          37   0.96
                                       ----------- ----------- ------
 Total interest-earning assets          1,242,105      31,991   5.15
                                                   -----------

Non-interest earning assets
Cash and due from banks                    35,937
Allowance for loan and lease losses        (9,727)
Other assets                              118,672
                                       -----------
 Total assets                           1,386,987
                                       ===========

Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                $940,178       5,588   1.19
Borrowings and subordinated debentures     60,112         611   2.03
                                       ----------- ----------- ------
 Total interest-bearing liabilities    $1,000,290       6,199   1.24
                                                   -----------

Non-interest bearing liabilities
Demand deposits                           228,417
Other liabilities                          14,575
                                       -----------
 Total liabilities (3)                  1,243,282
Stockholders' equity                      143,705
                                       -----------
 Total liabilities and stockholders'
  equity                                1,386,987
                                       ===========

Net interest income (tax-equivalent
 basis)                                                25,792   3.91
Tax-equivalent basis adjustment                          (322)
                                                   -----------
 Net interest income                                   25,470
                                                   ===========

Net interest income as a percent
 of interest-earning assets
 (tax-equivalent basis)                                         4.15 %


(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.

STATEMENT OF CONDITION - SELECTED DATA (Period Ending)

                 June 30,    March 31,  3 month   June 30,   12 month
                   2005        2005      Change     2004      Change
                ----------- ----------- -------- ----------- ---------
                (unaudited) (unaudited)          (unaudited)

Loans           $1,019,987    $977,089     4.4 %   $883,266     15.5 %
Securities         361,217     371,439    (2.8)     379,932     (4.9)
Earning assets   1,381,206   1,348,530     2.4    1,263,204      9.3
Total Assets     1,527,772   1,488,849     2.6    1,403,690      8.8
Deposits         1,258,154   1,231,396     2.2    1,186,838      6.0
Borrowings          83,133      95,586   (13.0)      58,845     41.3
Subordinated
 debentures         20,620           -     n/a            -      n/a
Shareholders'
 equity            155,190     151,207     2.6      143,217      8.4

Leverage ratio        8.21 %      6.72 %               6.40 %
Risk weighted
 ratios:
 Tier 1              11.10        9.25                 9.11
 Total               12.03       10.20                10.16





Asset quality
                                           Quarter ended
                             -----------------------------------------
Net charge offs                $156     $96    62.5 %   $147     6.1 %
Loan loss allowance          (9,945) (9,876)    0.7   (9,788)    1.6

Nonperforming loans          $6,276  $7,774   (19.3)  $6,573    (4.5)
Restuctured Loans                 -       -       -        -       -
Foreclosed real estate &
 other repossessed assets       154     150     2.7      201   (23.4)
                             ------- ------- -------  ------- -------
 Total Nonperforming assets
  ("NPA")                    $6,430  $7,924   (18.9)  $6,774    (5.1)
                             ======= ======= =======  ======= =======

Ratio's
-------
Net charge offs as % of
 average loans (annualized)    0.06 %  0.04 %           0.07 %
Loan loss allowance as % of
 period-end loans              0.98    1.01             1.11
Loan loss allowance as % of
 nonperforming loans          158.5   127.0            148.9
NPA's as a percent of loans
 + foreclosed assets           0.63    0.81             0.77

                                  Period Ended
                             ------------------------
                              June    June
                               30,     30,   12 month
                              2005    2004   Change
                             ------- ------- -------
Net charge offs                $252    $528   -$276
Net charge offs as % of
 average loans (annualized)    0.05 %  0.13 % (0.10)%

PROFITABILITY
(dollars in thousands, except per share data)

                                     Quarter ended
               -------------------------------------------------------
                June 30,    March 31,  3 month    June 30,   12 month
                  2005        2005      Change      2004      Change
               ----------- ----------- --------  ----------- --------
               (unaudited) (unaudited)           (unaudited)
Net interest
 income
 (taxable
 equivalent)      $13,742     $13,726      0.1 %    $13,098      4.9 %
Provision for
 loan and
 lease losses         225         175     28.6          300    (25.0)
Net gain on
 sale of
 securities           250          67    273.1          305    (18.0)
Non-interest
 income,
 excluding net
 gain on sale
 of securities      2,226       2,127      4.7        2,387     (6.7)
Non-interest
 expense            9,180       9,154      0.3        8,798      4.3
Net income         $4,515      $4,420      2.1       $4,355      3.7

Return on
 average
 assets              1.20 %      1.20 %                1.25         %
Return on
 average
 equity             11.83       11.70                 12.08
Return on
 average
 tangible
 equity             19.36       19.32                 20.68
Net interest
 margin              4.05        4.14                  4.20

Basic earnings
 per common
 share (1)          $0.24       $0.23      4.3 %      $0.23      4.3 %
Diluted
 earnings per
 common share
 (1)                 0.23        0.23        -         0.22      4.5
Dividends
 declared per
 common share
 (1)                0.090       0.090        -        0.083      8.0
Book value per
 common share
 - end of
 period (1)         $8.10       $7.90      2.5        $7.49      8.1

Shares
 outstanding -
 end of period
 (1)               19,158      19,144      0.1       19,113      0.2

Weighted
 average
 shares
 outstanding(1)
 Basic (1)         19,152      19,134      0.1       19,112      0.2
 Diluted (1)       19,597      19,556      0.2       19,466      0.7


                          Period Ended
               ----------------------------------
                June 30,    June 30,   12 month
                  2005        2004      Change
               ----------- ----------- --------
               (unaudited) (unaudited)
Net interest
 income
 (taxable
 equivalent)      $27,468     $25,792      6.5 %
Provision for
 loan and
 lease losses         400         675    (40.7)
Net gain on
 sale of
 securities           317         819    (61.3)
Non-interest
 income,
 excluding net
 gain on sale
 of securities      4,353       4,388     (0.8)
Non-interest
 expenses          18,334      17,715      3.5
Net income         $8,935      $8,341      7.1

Return on
 average
 assets              1.20 %      1.20 %
Return on
 average
 equity             11.77       11.61
Return on
 average
 tangible
 equity             19.34       19.78
Net interest
 margin              4.09        4.15

Basic earnings
 per common
 share (1)          $0.47       $0.44      6.8 %
Diluted
 earnings per
 common share
 (1)                 0.46        0.43      7.0
Dividends
 declared per
 common share
 (1)                0.180       0.167      8.0
Book value per
 common share
 - end of
 period (1)         $8.10       $7.49      8.1

Shares
 outstanding -
 end of period
 (1)               19,158      19,113      0.2

Weighted
 average
 shares
 outstanding(1)
 Basic (1)         19,143      19,131      0.1
 Diluted (1)       19,576      19,506      0.4

(1) Adjusted for 3 for 2 stock split declared on January 18, 2005 payable on February 18, 2005

Contacts
Interchange Financial:
Charles Field, 201-703-2265 x 2030
or
Media:
Keating & Co.
Lauren Mackiel, 973-966-1100

                                        ###